UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1825 S. Grant Street San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

260 Sheridan Avenue, Suite 400

Palo Alto, CA 94306

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of Material Definitive Agreement.

Effective January 10, 2025, Vincerx Pharma, Inc. (the “Company”) terminated the Sales Agreement with Leerink Partners LLC dated March 29, 2024 (the “Sales Agreement”), pursuant to which the Company could offer and sell shares of the Company’s common stock having an aggregate offering price of up to $50,000,000 in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) of the Securities Act of 1933 (the “ATM Offering”), and the ATM Offering for which the Company filed a prospectus supplement and accompanying prospectus dated March 29, 2024 (the “ATM Prospectus”). Prior to the termination of the Sales Agreement and the ATM Offering, the Company sold an aggregate of $2,474,596.53 of its common stock under the Sales Agreement pursuant to the ATM Prospectus.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on January 16, 2025 (the “Special Meeting”). The following action was taken at the Special Meeting.

1.	Proposal 1 - Reverse Stock Split Proposal

The Company’s stockholders approved an amendment to the Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued shares of the Company’s common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-20 shares, which ratio will be set forth in a public announcement, as described in the proxy statement for the Special Meeting. The final voting results are as follows:

For	Against	Abstain
19,086,094	2,371,869	230,463

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2025

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Raquel E. Izumi
Acting Chief Executive Officer